EXHIBIT  23.1


CONSENT  OF  INDEPENDENT  CERTIFIED  ACCOUNTANTS

Kids  Stuff,  Inc.  7835
Freedom  Avenue  N.W.
Canton, OH 44720

As independent certified public accountants for Kids Stuff, Inc., we hereby consent to the use in this Registration Statement on Form SB-2 for Kids
Stuff, Inc. of our report included herein, which has a date of April 10, 2001, relating to the balance sheets of Kids Stuff, Inc. as of December 31, 2000 and 1999, and the related statements of operations, cash flows, and stockholders' equity for each of the two years in the period ended December 31, 2000 and to the reference to our firm under the caption "Experts" in the Prospectus.


                                   Hausser  +  Taylor  LLP
Canton,  Ohio
August  23,  2001